 Exhibit 99.1

Global Synergy Acquisition Corp. Announces Pricing of $225,000,000 Initial Public Offering

NEW YORK, NY., Jan. 07, 2021 (GLOBE NEWSWIRE) -- Global Synergy Acquisition Corp. (“GSAC” or the “Company”) announced today that it priced its initial public offering of 22,500,000 units at a price of $10.00 per unit. The units will be listed on the Nasdaq Capital Market (“Nasdaq”) and will trade under the ticker symbol “GSAQU” beginning January 8, 2021. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin separate trading, the Class A ordinary shares and redeemable warrants are expected to be listed on Nasdaq under the symbols “GSAQ” and “GSAQW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The offering is expected to close on January 12, 2021, subject to customary closing conditions. The Company is a blank-check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

While the Company may pursue an initial business combination with a company in any sector or geography, the Company intends to capitalize on the ability of its management team and board of directors to identify, acquire and manage a business that can benefit from the team’s operational and investing expertise in the IT Services and Business Process Outsourcing sectors. GSAC is co-led by President and Co-CEO Alok Oberoi and Co-CEO Suresh Vaswani. Alok Oberoi is the Executive Chairman of the Everstone Group, former Co-Founder and Chairman of the ACPI Group and a former partner at Goldman Sachs. Suresh Vaswani is a former President of Dell Services and former Co-CEO of Wipro’s IT Business. GSAC’s COO and CFO is Murtaza Moochhala, a veteran investor in the IT Services and Business Process Outsourcing sectors and a former partner at CVCI Private Equity.

GSAC’s board of directors is chaired by Hank Uberoi, former CEO and Executive Chairman of Earthport PLC, former COO at Citadel Investment Group and a former partner and Co-COO of the Technology Division at Goldman Sachs. The board also includes Brooks Entwistle, former Chief Business Officer International at Uber, former CEO of Everstone Capital and a former partner at Goldman Sachs; Ben Druskin, former Chairman of the Global Technology, Media and Telecom Investment Banking Group at Citi and a board member at Endava PLC; and Kirk Wagar, former United States Ambassador to the Republic of Singapore.

Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are acting as the book-running managers. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,375,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, Telephone: 1-800-221-1037, Email: usa.prospectus@credit-suisse.com and J.P Morgan Securities LLC, Attn: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Telephone: 1-866- 803-9204, Email: prospectus-eq_fi@jpmorgan.com.

The registration statement relating to the securities became effective on January 7, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering, search for an initial business combination and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s preliminary prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Murtaza Moochhala

Chief Financial Officer

(929) 251-0688

mmoochhala@gsacglobal.com